As filed with the Securities and Exchange Commission on February 12, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    --------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    --------------

                         CHILDREN'S BROADCASTING CORPORATION
                (Exact name of registrant as specified in its charter)

         MINNESOTA                     5961                41-1663712
(State or other jurisdiction of    (Primary Standard     (I.R.S. Employer
incorporation or organization)        Industrial        Identification No.)
                                  Classification Code
                                       Number)

                                724 FIRST STREET NORTH
                             MINNEAPOLIS, MINNESOTA 55401
            (Address, including zip code, of principal executive offices)

                                    --------------

                               1994 STOCK OPTION PLAN
                               (Full title of the plan)

                                    --------------

              JAMES G. GILBERTSON, CHIEF OPERATING OFFICER AND TREASURER
                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                             MINNEAPOLIS, MINNESOTA 55401
                                    (612) 338-3300

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                       COPY TO:

     AVRON L. GORDON, ESQ.                     LANCE W. RILEY, ESQ.
    BRETT D. ANDERSON, ESQ.            CHILDREN'S BROADCASTING CORPORATION
    BRIGGS AND MORGAN, P.A.                   724 FIRST STREET NORTH
       2400 IDS CENTER                     MINNEAPOLIS, MINNESOTA  55401
    MINNEAPOLIS, MINNESOTA  55402                (612) 330-9521
       (612) 334-8417

                           CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                Proposed maximum         maximum
Title of securities to be        Amount to be   offering price per       aggregate          Amount of
    registered                    registered         share(1)         offering price(1)  registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock,
$.02 par value, issuable under
the 1994 Stock Option Plan          750,000           $4.625              $3,468,750          $1052
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------




(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on February 6, 1997, as reported by the Nasdaq National Market
    System.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement is being filed by Children's Broadcasting Corporation (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 750,000 shares of the Company's Common Stock, $.02 par value (the "Common Stock"), which will be issued pursuant to the Company's 1994 Stock Option Plan (the "Plan"). A total of 250,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 16, 1995 (Registration No. 33-93546), and the information contained therein is hereby incorporated by reference herein.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-21534) filed on March 28, 1996, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (File No. 0-21534) filed on May 3, 1996, August 12, 1996 and November 13, 1996, respectively, and amended by Form 10-QSB/A for the fiscal quarter ended June 30, 1996 (File No. 0-21534) filed on October 17, 1996; and

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-2 (No. 33-80721) filed on December 21, 1995, and amended by Amendment Nos. 1, 2, 3 and 4 filed on February 1, February 20, February 27 and February 28, 1996, respectively.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Exhibit
Number   Description
------    -----------
5.1      Opinion of Lance W. Riley, Esq.
23.1     Consent of Lance W. Riley, Esq. (included in Exhibit 5.1).
23.2     Consent of Ernst & Young LLP.
23.3     Consent of Smolin, Lupin & Co., P.A., Certified Public Accountants.
23.4     Consent of Kleiman, Carney & Greenbaum, Certified Public Accountants.
24.1     Powers of Attorney (included on Signature Page).

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 12th day of February, 1997.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       By    /s/ Christopher T. Dahl
                                          ------------------------------------
                                                 Christopher T. Dahl
                                                 President and Chief Executive
                                                 Officer


                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance W. Riley and James G. Gilbertson, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Christopher T. Dahl      President, Chief Executive      February 12, 1997
-------------------------     Officer and Director
Christopher T. Dahl           (Principal Executive Officer)

/s/ James G. Gilbertson      Chief Operating Officer and     February 12, 1997
-------------------------    Treasurer (Principal
James G. Gilbertson          Accounting Officer and
                             Principal Financial Officer)

/s/ Richard W. Perkins       Director                        February 12, 1997
-------------------------
Richard W. Perkins

/s/ Rodney P. Burwell        Director                        February 12, 1997
-------------------------
Rodney P. Burwell

/s/ Mark A. Cohn             Director                        February 12, 1997
-------------------------
Mark A. Cohn

                                    EXHIBIT INDEX


Exhibit
Number   Description
------    -----------
5.1      Opinion of Lance W. Riley, Esq.

23.2     Consent of Ernst & Young LLP.

23.3     Consent of Smolin, Lupin & Co., P.A., Certified Public Accountants.

23.4     Consent of Kleiman, Carney & Greenbaum, Certified Public Accountants.